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                             PARENT VOTING AGREEMENT


         This VOTING AGREEMENT, is dated as of April 5, 2002, by and between Viant Corporation, a Delaware corporation (the "Company"), and the undersigned holder of shares of common stock ("Stockholder"), par value $0.001 per share ("Parent Common Stock"), of divine, inc., a Delaware corporation ("Parent").

         WHEREAS, in order to induce the Company, to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "Merger Agreement"), with Parent, the Company has requested Stockholder and Stockholder has agreed, to enter into this Voting Agreement with respect to the shares of Parent Common Stock beneficially owned by Stockholder, and any shares of Parent Common Stock hereafter acquired by Stockholder upon the exercise of options to purchase Parent Common Stock (collectively, the "Covered Shares") so as to facilitate the consummation of the Merger.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                       GRANT OF PROXY AND VOTING AGREEMENT

         SECTION 1.1. VOTING AGREEMENT. In the event that any stockholder action is to be taken at any time prior to the Expiration Date (as defined below) with respect to the approval and adoption of the Merger Agreement and the Merger, whether by written consent, vote of the stockholders of Parent at a meeting or otherwise, Stockholder agrees to vote all of the Covered Shares in favor of the approval and adoption of the Merger Agreement and the Merger. Stockholder hereby agrees that Stockholder will not vote any Covered Shares in favor of the approval of any corporate action the consummation of which would frustrate the purposes of, or prevent or delay the consummation of the Merger or other transactions contemplated by the Merger Agreement.

         SECTION 1.2. IRREVOCABLE PROXY. By entering into this Voting Agreement, Stockholder hereby grants a proxy appointing the Company, and each duly elected officer thereof, as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power as the Company or its proxy or substitute shall, in the Company's sole discretion, deem proper with respect to the Covered Shares to effect any action described in Section 1.1 above, including, without limitation, the right to sign its name (as Stockholder) to any consent, certificate or other document relating to Parent that the law of the State of Delaware may permit or require in furtherance of the approval and adoption of the Merger, the Merger Agreement, and the transactions contemplated thereby, or with respect to any other proposed Parent Acquisition Proposal. Stockholder retains the right to vote or otherwise utilize its voting power for all purposes not inconsistent with this Section 1.2. The proxy granted by Stockholder pursuant to this Article I is irrevocable for the term of this Voting Agreement and is granted in consideration of the Company entering into this Voting Agreement and the Merger Agreement, and incurring certain related fees and expenses.


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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

         Stockholder represents and warrants to the Company that:

         SECTION 2.1. AUTHORIZATION. This Voting Agreement has been duly executed and delivered by and the consummation of the transactions contemplated hereby are within the powers of Stockholder. If this Voting Agreement is being executed in a representative or fiduciary capacity, the person signing this Voting Agreement has full power and authority to enter into and perform this Voting Agreement. The obligations under this Voting Agreement constitute the legal, valid and binding obligations of Stockholder.

         SECTION 2.2. OWNERSHIP OF COVERED SHARES. Stockholder is the beneficial owner of the Covered Shares. None of the Covered Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of the Covered Shares. As of the date hereof, Stockholder possesses the sole and exclusive right to vote all of the Covered Shares in any vote of the stockholders of the Company.

         SECTION 2.3. TOTAL SHARES. Except for the shares of Parent Common Stock indicated on the signature page to this Agreement, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of Parent,
(ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of the Parent or (iii) options or other rights to acquire from Parent any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent . If Stockholder acquires any additional shares of Parent Common Stock after the date hereof and prior to the record date of the stockholder meeting of Parent, Stockholder will notify the Company in writing within two business days of such acquisition.

                                  ARTICLE III

                            COVENANTS OF STOCKHOLDER

         Stockholder hereby covenants and agrees that:

         SECTION 3.1. NO PROXIES FOR OR ENCUMBRANCES ON COVERED SHARES. Except pursuant to the terms of this Voting Agreement, Stockholder shall not, without prior written consent of the Company or except as required by court order or operation of law, directly or indirectly, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Shares with respect to any matter described in Section 1.1 of this Voting Agreement.


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                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Stockholder that:

         SECTION 4.1. AUTHORIZATION. This Voting Agreement has been duly executed and delivered by, and the consummation of the transactions contemplated hereby are within the powers of the Company. The Company has full power and authority to enter and perform this Voting Agreement. The obligations under this Voting Agreement constitute the legal, valid and binding obligations of the Company.

                                   ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.1. TERMINATION. This Voting Agreement shall terminate and be of no further force or effect upon the earlier to occur of (i) such date and time of the termination of the Merger Agreement pursuant to Article VIII thereof or (ii) such time as the Merger shall have become effective in accordance with the terms of the Merger Agreement (the "Expiration Date").

         SECTION 5.2. FURTHER ASSURANCES. The Company and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Voting Agreement.

         SECTION 5.3. AMENDMENTS. Any provision of this Voting Agreement may be amended or waived if, but only if, such amendment or waiver in writing is signed, in the case of an amendment, by each party to this Voting Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

         SECTION 5.4. DUTIES AS DIRECTOR. Nothing contained in this Voting Agreement shall be deemed to restrict Stockholder from taking actions in his capacity as a director or officer of the Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of the Company) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 1.1.

         SECTION 5.5. EXPENSES. All costs and expenses incurred in connection with this Voting Agreement shall be paid by the party incurring such cost or expense.

         SECTION 5.6. PARTIES IN INTEREST; SUCCESSORS AND ASSIGNS. The provisions of this Voting Agreement shall be binding upon, inure to the benefit of, and be enforceable by, each party hereto and their respective heirs, beneficiaries, executors, representatives, successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Voting Agreement without the prior written consent of the other party hereto, except that the Company may transfer or assign its rights and obligations to any affiliate of the Company. Nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Voting Agreement.

         SECTION 5.7. GOVERNING LAW. This Voting Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.


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         SECTION 5.8. CONSENT TO JURISDICTION. Each of the Company and
Stockholder hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Voting Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Delaware and waives any and all objections to jurisdiction that it may have under the laws of the United States or of any state. Each of the Company and Stockholder waives any objection that it may have (including, without limitation, any objection of the laying of venue or based on FORUM NON CONVENIENS) to the location of the court in any proceeding commenced in accordance with this Section 5.8.

         SECTION 5.9. COUNTERPARTS; EFFECTIVENESS. This Voting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments. This Voting Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

         SECTION 5.10. SEVERABILITY. If any term, provision or covenant of this Voting Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         SECTION 5.11. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Voting Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity without the posting of a bond or other security.

         SECTION 5.12. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

         SECTION 5.13. NO STRICT CONSTRUCTION. The language used in this Voting Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any person hereto.

         SECTION 5.14 NOTICE. Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be deemed delivered upon actual receipt and shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, reputable overnight courier, or by facsimile transmission (with a confirming copy sent by reputable overnight courier), as follows:

         If to the Company:         Viant Corporation
                                    89 South Street
                                    Boston, Massachusetts  02111
                                    Attention: Robert Gett
                                    Facsimile: (617) 531-3708


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         with a copy to:            Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, California  94304-1050
                                    Attention: Issac J.  Vaughn
                                    Facsimile: (650) 493-6811

         If to Stockholder:         To the address for notice set forth on the
                                    signature page hereof.

         with a copy to:            Katten Muchin Zavis Rosenman
                                    525 West Monroe Street
                                    Suite 1600
                                    Chicago, Illinois  60661-3693
                                    Attention: Jeffrey R. Patt
                                    Facsimile: (312) 902-1061

         SECTION 5.15 PERMITTED TRANSFERS. Nothing in this Agreement shall be construed to require Stockholder to exercise any option, warrant or other right to acquire Parent Common Stock, and nothing in this Agreement shall be construed to prohibit Stockholder from engaging in a net exercise of any option, warrant or other right to acquire Parent Common Stock (if the contractual terms of such option, warrant, or other right currently permit such a net exercise).

                                [END OF DOCUMENT;
                             SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have cause this Voting Agreement to be duly executed as of the day and year first above written.


                                    Viant Corporation


                                    By:  /s/ Robert L. Gett
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                                    Name:  Robert L. Gett
                                    Title: Chairman and Chief Executive Officer




                                    By:  /s/ Andrew Filipkowski
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                                    Name:


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                                    Shares beneficially owned:

                                    _____________ shares of Parent Common Stock


                                    _____________ shares of Parent Common Stock
                                                  issuable upon exercise
                                                  of outstanding options or
                                                  warrants


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ADDITIONAL SIGNATORIES TO PARENT VOTING AGREEMENT

                                    By: /s/ John Cooper
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                                    Name:


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                                    By: /s/ James E. Currie
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                                    Name:


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                                    By: /s/ Michael Cullinane
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                                    Name:


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                                    By: /s/ Arthur Hahn
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                                    Name:


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                                    By: /s/ Kurt A. Muller
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                                    Name:


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                                    By: /s/ Jude Sullivan
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                                    Name:


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                                    By: /s/ Aleksander Szlam
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                                    Name:


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